UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2004
 Date of Report (Date of earliest event reported):

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 1300
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective as of October 21, 2004, the United States Bankruptcy Court for the Northern District of California, San Francisco Division, approved amended bidding procedures in connection with our Asset Purchase Agreement dated October 6, 2004 with Commerce Acquisition LLC (the "Buyer"), a Delaware limited liability company and wholly-owned subsidiary of ComVest Investment Partners II LLC and DCC Ventures, LLC (collectively, the "Secured Creditors"), and the Secured Creditors, as well as certain related matters. These amended bidding procedures were in response to, among other things, indications of interest that we have received from third parties with respect to certain of our patents.

The amended bidding procedures will allow a competing bidder to now bid for any of the following:

(i) substantially all of our assets (other than a promissory note payable to us in the approximate principal amount of $2.0 million (the "Note")) for a purchase price of at least $4.3 million;

(ii) substantially all of our assets (other than certain web services patents (the "Web Services Patents")) for a purchase price of at least $4.3 million; or

(iii) solely the Web Services Patents for a cash purchase price of at least $1.0 million.

The minimum bids described above are subject to increase to the extent that the Buyer pays or reimburses us for the expenses of retaining certain of our employees.

In addition to its original agreement to purchase substantially all of our assets (other than the Note) for a credit bid of $4.1 million and certain other consideration, the Buyer has agreed, in the event that a sale of our Web Services Patents to a competing bidder for at least $1.0 million is approved, to instead purchase substantially all of our remaining assets other than the Web Services Patents. In such event, the Buyer would receive these remaining assets, the Note and a license to the Web Services Patents and would retain an unsecured claim of $1.0 million (subject to a maximum recovery of $500,000 against this unsecured claim). The purchase price would generally remain unchanged. If a sale of our Web Services Patents is not approved, the Buyer's original agreement will remain in effect.

The Buyers' original agreement and additional agreement are subject to Bankruptcy Court approval and remain subject to the ability of third parties to outbid the Buyer for these assets. In the event that the Buyer is outbid for these assets and it does not submit a further bid of its own, it will generally be entitled to a break-up fee of $175,000.

The deadline for bids to purchase our assets is currently set at 5:00 p.m., Pacific Time, November 12, 2004; the hearing before the Bankruptcy Court with respect to the sale of our assets is currently scheduled for November 16, 2004.

The foregoing summary does not reflect all of the terms and conditions of the bidding procedures and agreements with the Buyer and Secured Creditors. We plan on subsequently filing a copy of the order approving the bidding procedures and related matters described above on a Current Report on Form 8-K once the final order is available, and this summary is qualified in its reference to such order and any amendment to the Asset Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities

During the week of October 18, 2004, we issued an additional 1,137,262 shares of our common stock to BayStar Capital II, LP ("BayStar") upon BayStar's conversion of its remaining 24,000 shares of our Series B preferred stock. Previously, we had issued an aggregate of 3,597,034 shares of our common stock to BayStar upon its conversion of an aggregate of 76,000 shares of Series B preferred stock. As a result of the most recent conversion, no more shares of our Series B preferred stock remain outstanding. We did not receive any additional remuneration from BayStar in connection with any of the conversions referenced above. These shares of our preferred stock were issued to BayStar pursuant to a Securities Purchase Agreement dated July 10, 2003. The shares of common stock issued in exchange for the preferred stock were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 3(a)(9) of the Securities Act, and may be sold by BayStar pursuant to Rule 144 promulgated under the Securities Act or an effective registration statement under the Securities Act (in each case, subject to applicable limitations).

* * *

Forward Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements relating to our efforts to sell all or substantially all of our assets, the potential sale of our Web Services Patents, the date of certain hearings and deadlines and related matters. These statements reflect the current views and assumptions of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: the possibility of further changes to the Asset Purchase Agreement; possible actions or objections of our creditors, the creditors committee, the United States trustee, or the Bankruptcy Court; the possibility that no formal bids will ultimately made be made to purchase our Web Services Patents or other assets (or if made, the possibility that such bids are subsequently withdrawn); our ability to close the asset sale in a timely fashion or at all; our ability to meet the closing conditions in the Asset Purchase Agreement; receipt of bankruptcy court approval of the sale of our assets and related matters; constraints imposed by our limited capital; our ability to obtain sufficient funds in the time period required in order to fund our ongoing operations and maintain the value of our assets; the inability to collect our outstanding accounts receivable; various external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2003, our quarterly report on Form 10-Q for the quarter ended June 30, 2004 and our current reports on Form 8-K. The information provided in this current report on Form 8-K is current as of the date of its publication. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

/s/ Peter Seidenberg
Peter Seidenberg
Senior Vice President and Chief Financial Officer

Date: October 27, 2004